SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2006

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement; Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; and Item 8.01 Other Events

On December 31, 2006, Vectren Corporation executed a compensatory arrangement with its officers regarding a life insurance replacement program. A copy of the plan document is attached as exhibit 99.1.

In December, 2006 Vectren Corporation eliminated a discretionary life insurance benefit previously made available to certain officers.  The amounts payable to these officers as a result of the elimination of this benefit on January 15, 2007 and July 1, 2007 are set forth in Exhibit A to the Life Insurance Replacement Plan. The second payment will only be made if the officer is continuously employed by Vectren Corporation or one of its subsidiaries from December 31, 2006 through July 1, 2007.

By referencing this matter under Item 1.01 and Item 5.02, neither Vectren Corporation nor Vectren Utility Holdings Inc. intends to acknowledge that this matter constitutes a material agreement or material compensatory arrangement with respect to either of them.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Vectren Corporation Life Insurance Replacement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
January 3, 2007

By: /s/ M. Susan Hardwick
M. Susan Hardwick Vice President, Controller and Assistant Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Vectren Corporation Life Insurance Replacement Plan